Exhibit 99.1

Vapotherm Announces Suspension of NYSE Listing

Common Stock Expected to Begin Trading Promptly on OTCQX

EXETER, N.H.—December 14, 2023 /PRNewswire/ -- Vapotherm, Inc. (NYSE: VAPO), (“Vapotherm” or the “Company”) today announced it has received notice that the New York Stock Exchange (“NYSE”) has determined to suspend trading of – and commence proceedings to delist – shares of the Company’s common stock, effective immediately. This suspension was made because the Company fell below the NYSE’s continued listing standard requiring listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15 million.

Vapotherm anticipates that its common stock will begin trading on the OTCQX Market (“OTCQX”), the highest market tier operated by OTC Markets Group, Inc. on December 15, 2023 under its current symbol VAPO. Investors are expected to continue to be able to access accurate information, including stock price quotes, and execute trades. For quotes or additional information on OTC Markets, investors may visit otcmarkets.com.

Stockholders will not be required to exchange any shares, and the Company expects electronic trading to be available without any material disruption.

The change in Vapotherm’s listing status does not impact the Company’s business or commitment to execute against its pathway to profitability initiatives.

Commenting on the move to OTCQX, Joseph Army, Vapotherm’s President and Chief Executive Officer, stated, “We have been evaluating our options for some time and have concluded that, for Vapotherm, the cost of an NYSE listing, and the management attention required to maintain compliance with NYSE listing standards, outweighs the benefits of trading on that exchange. Eliminating the effort required to maintain compliance with NYSE size and price standards will better enable us to focus on our customers, our business, and the patients whose lives are enhanced as a result of our work.”

Vapotherm will remain subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and currently intends to maintain an independent Board of Directors with corporate governance rules and oversight committees.

Additional information related to this announcement will be included in a Current Report on Form 8-K to be filed with the SEC.

About Vapotherm

Vapotherm, Inc. (NYSE: VAPO) is a publicly traded developer and manufacturer of advanced respiratory technology based in Exeter, New Hampshire, USA. The Company develops innovative, comfortable, non-invasive technologies for respiratory support of patients with chronic or acute breathing disorders. Over 4.1 million patients have been treated with the use of Vapotherm high velocity therapy® systems. For more information, visit www.vapotherm.com.

Vapotherm high velocity therapy is mask-free non-invasive respiratory support and is a front-line tool for relieving respiratory distress—including hypercapnia, hypoxemia, and dyspnea. It allows for the fast, safe treatment of undifferentiated respiratory distress with one tool. The HVT 2.0 and Precision Flow systems’ mask-free interface delivers optimally conditioned breathing gases, making it comfortable for patients and reducing the risks and care complexities associated with mask therapies. While being treated, patients can talk, eat, drink and take oral medication.

Website Information

Vapotherm routinely posts important information for investors on the Investor Relations section of its website, http:// investors.vapotherm.com/. Vapotherm intends to use this website as a means of disclosing material, non-public information and for complying with Vapotherm’s disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Vapotherm’s website, in addition to following Vapotherm’s press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Vapotherm’s website is not incorporated by reference into, and is not a part of, this document.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including statements about the timing and effect of the delisting of the Company’s common stock from the NYSE and transfer to OTCQX, the Company’s expectation that electronic trading of its common stock will continue to be available without any material disruption and its intent to maintain an independent Board of Directors with corporate governance rules and oversight committees. In some cases, you can identify forward-looking statements by terms such as “expect,” “anticipate,” “continue,” “plan,” “intend,” “will,” or “typically,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words, and the use of future dates. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, but are not limited to risks associated with the delisting of the Company’s common stock from the NYSE and the trading of the Company’s common stock on OTCQX, and the impact of these changes on the trading and price of the Company’s common stock; logistical issues associated with transferring the trading of the Company’s common stock from the NYSE to OTCQX; the Company’s ability to satisfy the criteria for having its common stock trade on OTCQX; the risk that active market will not be maintained for the Company’s common stock after the delisting, and the other risks and uncertainties included under the heading “Risk Factors” in Vapotherm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 23, 2023, and in its subsequent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023. The forward-looking statements contained in this press release reflect Vapotherm’s views as of the date hereof, and Vapotherm does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

SOURCE: Vapotherm, Inc.

Investor Relations Contacts:

John Landry, SVP & CFO, ir@vtherm.com, +1 (603) 658-0011